UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 17, 2008

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Constellation Way Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 18, 2008, Constellation Energy Partners LLC (the “Company”) issued a press release announcing that it was reaffirming its 2008 forecast and providing its 2009 business plan and forecast. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 17, 2008, Constellation Energy Group, Inc. (CEG), the Company’s sponsor, and EDF Development Inc., a wholly owned subsidiary of EDF Group, announced a definitive investment agreement under which EDF Development Inc. will acquire a 49.99 percent interest in Constellation Energy Nuclear Group, LLC, owner of 3,869 megawatts of nuclear generating capacity. The transaction is to be structured as a new joint venture between the companies, separate from the existing UniStar joint venture between CEG and EDF Group and is expected to close within six to nine months. In addition, CEG announced that EDF Group will make several key investments in CEG to strengthen CEG’s liquidity position. In conjunction with the agreement, CEG announced that its previously disclosed merger agreement with MidAmerican Energy Holdings Company had been jointly terminated. Additionally, CEG indicated that they are continuing to pursue the sale of its upstream gas assets.

The Company announced in a press release on December 18, 2008 that management expects to recommend to the Company’s Board of Managers that its fourth quarter 2008 distribution, payable in February 2009, be set at $0.13 per outstanding common unit and Class A unit. All distributions are subject to prior approval by the Company’s Board of Managers.

The Company has made certain statements in this Current Report on Form 8-K, and the press release filed here with, that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These forward-looking statements are largely based on the Company’s expectations, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors. Although the Company believes such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this Current Report on Form 8-K, and the press release filed herewith, are not guarantees of future performance, and the Company cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in the Company’s Securities and Exchange Commission filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and the press release filed herewith. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: December 18, 2008	By:	/s/ Charles Ward
Charles Ward
Chief Financial Officer